EXHIBIT 23.1

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                                                                  EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Frequency Electronics, Inc. on Form S-8 of our report, which includes an ex-planatory paragraph as to certain litigation, dated July 5, 1995, on our audits of the consolidated financial statements and financial statement schedule of Frequency Electronics, Inc. as of April 30, 1995 and April 30, 1994, and for each of the three years in the period ended April 30, 1995. We also consent to the reference to our Firm under the caption "experts."



                                     COOPERS & LYBRAND L.L.P.


Melville, New York
July 10, 1996

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